Supplemental Financial Information SEPTEMBER 30, 2022 Exhibit 99.2

Table of Contents OVERVIEW 03 About Host Hotels & Resorts 04 Analyst Coverage 05 Forward-Looking Statements 06 Non-GAAP Financial Measures 07 PROPERTY LEVEL DATA 08 All Owned Hotel Results by Location 09 CAPITALIZATION 21 Comparative Capitalization  22 Consolidated Debt Summary as of September 30, 2022 and December 31, 2021 23 Consolidated Debt Maturity as of September 30, 2022 24 Ground Lease Summary as of December 31, 2021 25 Property Transactions 26 Historical All Owned Hotel Results  28 FINANCIAL COVENANTS 31 Credit Facility and Senior Notes Financial Performance Tests 32 Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio 33 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio  34 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio 35 Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test 36 Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test 37 Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio  38 Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test 39 NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION 40 All Owned Hotel Operating Statistics and Results 41 Non-GAAP Financial Measures 41

OVERVIEW PROPERTY LEVEL DATA CAPITALIZATION Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

About host Hotels & Resorts Premier US LODGING REIT LUXURY & UPPER UPSCALE CONSOLIDATED HOTELS PORTFOLIO(2) 78 42,200 20 Hotels Rooms TOP US MARKETS S&P 500 $11.5 BILLION $15.0 BILLION COMPANY Market Cap(1) ENTERPRISE VALUE(1) Based on market cap as of September 30, 2022. See Comparative Capitalization for calculation. At November 2, 2022.

Analyst Coverage The Company is followed by the analysts listed above.  Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management.  The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations. BAIRD Mike Bellisario 414-298-6130 mbellisario@rwbaird.com DEUTSCHE BANK SECURITIES Chris Woronka 212-250-9376 Chris.Woronka@db.com RAYMOND JAMES & ASSOCIATES Bill Crow 727-567-2594 Bill.crow@raymondjames.com BofA SECURITIES, INC. Shaun Kelley 646-855-1005 shaun.kelley@baml.com EVERCORE ISI Richard Hightower 212-752-0886 rhightower@evercoreisi.com SMBC NIKKO SECURITIES AMERICA, INC. Richard Anderson 646-521-2351 randerson@smbcnikko-si.com BARCLAYS CAPITAL Anthony Powell 212-526-8768 anthony.powell@barclays.com GREEN STREET ADVISORS Chris Darling 949-640-8780 cdarling@greenst.com STIFEL, NICOLAUS & CO. Simon Yarmak 443-224-1345 yarmaks@stifel.com BMO CAPITAL MARKETS Ari Klein 212-885-4103 ari.klein@bmo.com JEFFERIES David Katz 212-323-3355 dkatz@jefferies.com TRUIST C. Patrick Scholes 212-319-3915 Patrick.scholes@suntrust.com CAPITAL ONE SECURITIES Neil Malkin 571-633-8191 neil.malkin@capitalone.com J.P. MORGAN SECURITIES Joe Greff 212-622-0548 Joseph.greff@jpmorgan.com UBS SECURITIES LLC Robin Farley 212-713-2060 Robin.farley@ubs.com CITI INVESTMENT RESEARCH Smedes Rose 212-816-6243 smedes.rose@citi.com MORGAN STANLEY & CO. Stephen Grambling 212-761-1010 Stephen.Grambling@morganstanley.com WELLS FARGO SECURITIES LLC Dori Kesten 617-603-4233 dori.kesten@wellsfargo.com COMPASS POINT RESEARCH & TRADING, LLC Floris van Dijkum  646-757-2621 fvandijkum@compasspointllc.com  OPPENHEIMER & CO. INC. Tyler Batory 212-667-7230 Tyler.Batory@opco.com

ABOUT HOST HOTELS & RESORTS Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of September 30, 2022, which are non-controlling interests in Host LP in our consolidated balance sheets and are included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry and 2022 estimates with respect to our business, are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting travel or the size of gatherings; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of November 2, 2022, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. overview

Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) EBITDA (for both the Company and hotel level), (ii) EBITDAre and Adjusted EBITDAre, (iii) Net Operating Income (NOI) and (iv) All Owned Hotel Operating Statistics and Results. Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage ratio, unsecured interest coverage ratio and fixed charge coverage ratio, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, indenture indebtedness test, indenture secured indebtedness test, and indenture unencumbered assets to unsecured indebtedness test, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. Non-GAAP Financial Measures

Overview Property level data capitalization Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

HOST HOTELS & RESORTS

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Quarter ended September 30, 2022								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR [1]	Total revenues	Total Revenues per Available Room [2]	Hotel Net Income	Hotel EBITDA [3]
Maui/Oahu	4	2,007	$565.30	73.6%	$416.12	$118.7	$643.06	$27.6	$42.5
Miami	2	1,033	457.43	50.2	229.66	41.9	427.55	2.3	8.2
Jacksonville	1	446	487.53	67.0	326.67	29.0	707.75	6.7	9.7
Florida Gulf Coast	5	1,850	330.56	53.9	178.01	58.0	340.62	(5.6)	7.6
Orlando	2	2,448	327.78	61.4	201.23	96.3	427.58	9.6	22.7
Phoenix	4	1,822	251.77	58.1	146.25	62.4	372.05	2.3	13.1
Los Angeles/ Orange County	3	1,067	303.74	86.4	262.42	36.6	372.72	5.8	9.1
New York	2	2,486	309.77	84.3	260.99	80.5	351.90	3.7	16.3
San Diego	3	3,288	292.38	85.4	249.83	133.3	440.67	35.0	50.3
Austin	2	767	233.32	68.3	159.46	20.4	289.77	2.0	6.3
Philadelphia	2	810	221.65	85.9	190.48	21.4	286.56	3.7	6.3
Washington, D.C. (CBD) [4]	5	3,238	237.56	65.7	156.01	66.6	223.72	8.1	16.8
Chicago	3	1,562	263.27	79.3	208.86	41.2	286.41	9.9	15.2
Seattle	2	1,315	264.88	81.9	216.97	33.2	274.62	8.0	11.3
San Francisco/ San Jose	6	4,162	244.45	71.3	174.35	95.6	249.76	5.5	22.0
Boston	2	1,495	263.46	63.8	167.99	30.7	223.00	7.0	11.0
Northern Virginia	2	916	214.33	67.2	144.06	18.5	219.78	2.0	4.4
Atlanta	2	810	183.46	72.8	133.57	14.9	199.97	1.8	4.0
San Antonio	2	1,512	190.72	64.5	122.96	27.0	194.39	2.8	7.0
New Orleans	1	1,333	163.33	63.6	103.87	19.4	158.20	2.3	4.7
Denver	3	1,340	197.50	76.5	151.18	26.5	214.65	7.2	9.9
Houston	5	1,942	176.72	62.1	109.74	26.6	149.01	1.0	6.2
Other	9	2,936	261.04	63.6	166.04	64.9	240.26	12.3	19.7
Other property level [5]						1.4		8.1	8.1
Domestic	72	40,585	278.18	69.9	194.55	1,165.0	311.41	169.1	332.4
International	5	1,499	200.98	62.0	124.66	22.4	162.44	6.0	8.2
All Locations - Nominal US$	77	42,084	$275.73	69.7%	$192.06	$1,187.4	$306.11	$175.1	$340.6
(Severance) reversal at hotel properties						—		—	—
All Owned Hotel adjustments [6]						1.7		—	(0.4)
Gain on sale of property and corporate level income/expense						—		(58.7)	(14.5)
Total	77	42,084	—	—	—	$1,189.1	—	$116.4	$325.7

(1) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(2) Total Revenues per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.
(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.
(4) CBD refers to the central business district.
(5) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(6) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

9

ALL OWNED HOTEL RESULTS BY LOCATION

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Quarter ended September 30, 2022

Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: All Owned Hotel Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$27.6	$14.9	$ —	$ —	$ —	$ —	$42.5
Miami	2	1,033	2.3	5.9	—	—	—	—	8.2
Jacksonville	1	446	6.7	3.0	—	—	—	—	9.7
Florida Gulf Coast	5	1,850	(5.6)	13.2	—	—	—	—	7.6
Orlando	2	2,448	9.6	13.1	—	—	—	—	22.7
Phoenix	4	1,822	2.3	10.8	—	—	—	—	13.1
Los Angeles/ Orange County	3	1,067	5.8	3.3	—	—	—	—	9.1
New York	2	2,486	3.7	12.6	—	—	—	—	16.3
San Diego	3	3,288	35.0	15.3	—	—	—	—	50.3
Austin	2	767	2.0	3.2	1.1	—	—	—	6.3
Philadelphia	2	810	3.7	2.6	—	—	—	—	6.3
Washington, D.C. (CBD)	5	3,238	8.1	8.7	—	—	—	—	16.8
Chicago	3	1,562	9.9	4.9	—	—	—	0.4	15.2
Seattle	2	1,315	8.0	3.3	—	—	—	—	11.3
San Francisco/ San Jose	6	4,162	5.5	16.5	—	—	—	—	22.0
Boston	2	1,495	7.0	4.0	—	—	—	—	11.0
Northern Virginia	2	916	2.0	2.4	—	—	—	—	4.4
Atlanta	2	810	1.8	2.2	—	—	—	—	4.0
San Antonio	2	1,512	2.8	4.2	—	—	—	—	7.0
New Orleans	1	1,333	2.3	2.4	—	—	—	—	4.7
Denver	3	1,340	7.2	2.7	—	—	—	—	9.9
Houston	5	1,942	1.0	5.2	—	—	—	—	6.2
Other	9	2,936	12.3	7.4	—	—	—	—	19.7
Other property level (1)			8.1	—	—	—	—	—	8.1
Domestic	72	40,585	169.1	161.8	1.1	—	—	0.4	332.4
International	5	1,499	6.0	2.2	—	—	—	—	8.2
All Locations - Nominal US$	77	42,084	$175.1	$164.0	$1.1	$ —	$ —	$0.4	$340.6
(Severance) reversal at hotel properties			—	—	—	—	—	—	—
All Owned Hotel adjustments (2)			—	—	—	—	—	(0.4)	(0.4)
Gain on sale of property and corporate level income/expense			(58.7)	0.3	38.4	5.5	—	—	(14.5)
Total	77	42,084	$116.4	$164.3	$39.5	$5.5	$ —	$ —	$325.7

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

10

HOST HOTELS & RESORTS

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Quarter ended September 30, 2021

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA [1]
Maui/Oahu	4	2,007	$514.34	82.8%	$425.86	$117.3	$635.28	$32.9	$47.2
Miami	2	1,033	424.80	53.9	229.17	38.5	390.19	3.4	9.3
Jacksonville	1	446	465.60	68.7	319.90	28.0	683.35	7.2	10.5
Florida Gulf Coast	5	1,850	314.16	45.2	141.93	48.6	286.62	(2.9)	8.2
Orlando	2	2,448	332.90	37.4	124.35	51.4	228.19	(4.5)	6.6
Phoenix	4	1,822	245.88	57.7	141.92	53.9	321.83	1.6	12.7
Los Angeles/ Orange County	3	1,067	263.40	72.4	190.80	25.9	263.83	2.1	6.9
New York	2	2,486	238.23	45.3	107.97	31.7	138.91	(21.3)	(3.1)
San Diego	3	3,288	247.61	72.1	178.55	85.0	281.14	15.5	30.8
Austin	2	767	210.96	58.1	122.67	14.7	207.76	0.3	4.6
Philadelphia	2	810	191.85	79.1	151.74	16.6	223.07	3.1	5.7
Washington, D.C. (CBD)	5	3,238	185.06	37.1	68.65	28.9	96.94	(8.1)	0.7
Chicago	3	1,562	200.33	63.2	126.61	23.0	159.82	4.8	9.4
Seattle	2	1,315	202.49	53.5	108.25	15.7	130.03	(3.9)	(0.2)
San Francisco/ San Jose	6	4,162	165.10	50.0	82.54	40.2	105.04	(20.7)	(3.8)
Boston	2	1,495	202.75	60.3	122.31	20.5	149.10	(2.1)	5.5
Northern Virginia	2	916	187.15	58.9	110.22	13.7	162.40	2.4	4.5
Atlanta	2	810	163.07	64.8	105.67	10.9	146.59	1.4	3.2
San Antonio	2	1,512	181.30	55.8	101.18	20.7	149.13	1.2	5.5
New Orleans	1	1,333	136.76	54.3	74.30	11.2	91.66	(0.6)	1.8
Denver	3	1,340	169.25	65.4	110.75	17.5	141.64	3.1	6.3
Houston	4	1,719	149.60	66.6	99.67	21.1	133.88	0.9	5.8
Other	9	2,936	250.39	55.3	138.36	52.3	193.81	3.2	15.4
Other property level [2]						1.2		2.8	2.8
Domestic	71	40,362	244.92	56.6	138.57	788.5	211.96	21.8	196.3
International	5	1,499	90.99	51.4	46.77	9.2	66.43	(0.5)	1.8
All Locations - Nominal US$	76	41,861	$239.89	56.4%	$135.28	$797.7	$206.75	$21.3	$198.1
(Severance) reversal at hotel properties						—		—	1.8
All Owned Hotel adjustments [3]						45.8		—	(7.5)
Gain on sale of property and corporate level income/expense						—		(141.3)	(111.2)
Total	76	41,861	—	—	—	$843.5	—	$(120.0)	$81.2

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

11

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Quarter ended September 30, 2021

Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: All Owned Hotel Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$32.9	$14.4	$ —	$ —	$(0.1)	$ —	$47.2
Miami	2	1,033	3.4	6.2	—	—	—	(0.3)	9.3
Jacksonville	1	446	7.2	3.3	—	—	—	—	10.5
Florida Gulf Coast	5	1,850	(2.9)	11.1	—	—	—	—	8.2
Orlando	2	2,448	(4.5)	11.8	—	—	(0.7)	—	6.6
Phoenix	4	1,822	1.6	11.1	—	—	—	—	12.7
Los Angeles/ Orange County	3	1,067	2.1	5.7	—	—	—	(0.9)	6.9
New York	2	2,486	(21.3)	15.0	—	—	(0.7)	3.9	(3.1)
San Diego	3	3,288	15.5	15.3	—	—	—	—	30.8
Austin	2	767	0.3	1.5	—	—	—	2.8	4.6
Philadelphia	2	810	3.1	2.6	—	—	—	—	5.7
Washington, D.C. (CBD)	5	3,238	(8.1)	8.8	—	—	—	—	0.7
Chicago	3	1,562	4.8	5.2	—	—	(0.1)	(0.5)	9.4
Seattle	2	1,315	(3.9)	3.7	—	—	—	—	(0.2)
San Francisco/ San Jose	6	4,162	(20.7)	17.5	—	—	(0.2)	(0.4)	(3.8)
Boston	2	1,495	(2.1)	5.9	—	—	—	1.7	5.5
Northern Virginia	2	916	2.4	2.9	—	—	0.2	(1.0)	4.5
Atlanta	2	810	1.4	5.5	—	—	—	(3.7)	3.2
San Antonio	2	1,512	1.2	4.3	—	—	—	—	5.5
New Orleans	1	1,333	(0.6)	2.6	—	—	(0.2)	—	1.8
Denver	3	1,340	3.1	3.2	—	—	—	—	6.3
Houston	4	1,719	0.9	5.0	—	—	(0.1)	—	5.8
Other	9	2,936	3.2	6.2	—	—	0.1	5.9	15.4
Other property level (1)			2.8	—	—	—	—	—	2.8
Domestic	71	40,362	21.8	168.8	—	—	(1.8)	7.5	196.3
International	5	1,499	(0.5)	2.3	—	—	—	—	1.8
All Locations - Nominal US$	76	41,861	$21.3	$171.1	$ —	$ —	$(1.8)	$7.5	$198.1
(Severance) reversal at hotel properties			—	—	—	—	1.8	—	1.8
All Owned Hotel adjustments (2)			—	—	—	—	—	(7.5)	(7.5)
Gain on sale of property and corporate level income/expense			(141.3)	0.3	42.9	(13.1)	—	—	(111.2)
Total	76	41,861	$(120.0)	$171.4	$42.9	$(13.1)	$ —	$ —	$81.2

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

12

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Quarter ended September 30, 2019

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA (1)
Maui/Oahu	4	2,007	$385.51	91.5%	$352.78	$101.1	$554.15	$20.2	$31.2
Miami	2	1,033	259.69	76.2	197.80	33.8	341.68	0.2	5.8
Jacksonville	1	446	363.69	69.0	251.05	21.2	516.90	3.8	6.1
Florida Gulf Coast	5	1,850	242.93	61.6	149.63	51.2	302.07	(3.9)	4.7
Orlando	2	2,448	250.13	61.0	152.55	71.0	315.38	2.8	13.4
Phoenix	3	1,657	197.07	57.9	114.19	43.8	287.59	(10.3)	1.9
Los Angeles/ Orange County	3	1,067	271.42	86.6	235.06	33.8	344.41	11.4	8.7
New York	2	2,486	291.70	92.3	269.15	86.9	381.03	9.5	19.0
San Diego	3	3,288	256.92	83.5	214.41	112.8	372.78	24.3	38.6
Austin	2	767	213.65	84.4	180.39	21.5	304.72	—	6.1
Philadelphia	2	810	207.13	88.2	182.60	22.0	295.52	3.3	6.5
Washington, D.C. (CBD)	5	3,238	211.15	84.4	178.19	75.9	254.63	8.4	18.2
Chicago	3	1,562	232.68	87.4	203.30	41.0	288.11	8.5	12.5
Seattle	2	1,315	260.45	90.2	234.96	35.3	291.64	7.6	11.6
San Francisco/ San Jose	6	4,162	270.46	84.9	229.73	117.9	308.58	21.8	35.5
Boston	2	1,495	246.21	89.9	221.40	41.6	302.19	21.5	13.5
Northern Virginia	2	916	213.63	76.6	163.58	20.0	237.84	2.6	4.8
Atlanta	2	810	165.72	83.6	138.47	16.6	222.85	6.5	5.3
San Antonio	2	1,512	165.01	66.6	109.84	21.7	155.81	1.2	3.9
New Orleans	1	1,333	156.82	77.0	120.78	21.5	175.05	3.8	6.4
Denver	3	1,340	184.28	84.5	155.64	26.9	218.16	6.0	9.7
Houston	4	1,719	170.32	67.0	114.07	25.2	159.84	0.6	5.4
Other	9	2,936	198.34	79.1	156.91	65.2	241.19	10.8	20.3
Other property level (2)						1.0		(0.3)	(0.3)
Domestic	70	40,197	240.95	79.7	191.95	1,108.9	299.74	160.3	288.8
International	5	1,499	159.14	75.9	120.86	23.0	166.88	5.0	7.3
All Locations - Nominal US$	75	41,696	$238.14	79.5%	$189.39	$1,131.9	$294.96	$165.3	$296.1
(Severance) reversal at hotel properties						—		—	—
All Owned Hotel adjustments (3)						129.9		—	27.7
Gain on sale of property and corporate level income/expense						—		206.7	257.4
Total	75	41,696	—	—	—	$1,261.8	—	$372.0	$581.2

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

13

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Quarter ended September 30, 2019

Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: All Owned Hotel Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$20.2	$11.0	$ —	$ —	$ —	$ —	$31.2
Miami	2	1,033	0.2	5.6	—	—	—	—	5.8
Jacksonville	1	446	3.8	2.3	—	—	—	—	6.1
Florida Gulf Coast	5	1,850	(3.9)	8.6	—	—	—	—	4.7
Orlando	2	2,448	2.8	5.9	—	—	—	4.7	13.4
Phoenix	3	1,657	(10.3)	12.2	—	—	—	—	1.9
Los Angeles/ Orange County	3	1,067	11.4	7.3	—	—	—	(10.0)	8.7
New York	2	2,486	9.5	12.5	—	—	—	(3.0)	19.0
San Diego	3	3,288	24.3	19.1	—	—	—	(4.8)	38.6
Austin	2	767	—	—	—	—	—	6.1	6.1
Philadelphia	2	810	3.3	3.2	—	—	—	—	6.5
Washington, D.C. (CBD)	5	3,238	8.4	9.8	—	—	—	—	18.2
Chicago	3	1,562	8.5	5.5	—	—	—	(1.5)	12.5
Seattle	2	1,315	7.6	4.0	—	—	—	—	11.6
San Francisco/ San Jose	6	4,162	21.8	15.8	—	—	—	(2.1)	35.5
Boston	2	1,495	21.5	7.5	—	—	—	(15.5)	13.5
Northern Virginia	2	916	2.6	3.2	—	—	—	(1.0)	4.8
Atlanta	2	810	6.5	4.7	—	—	—	(5.9)	5.3
San Antonio	2	1,512	1.2	2.7	—	—	—	—	3.9
New Orleans	1	1,333	3.8	2.6	—	—	—	—	6.4
Denver	3	1,340	6.0	3.7	—	—	—	—	9.7
Houston	4	1,719	0.6	4.8	—	—	—	—	5.4
Other	9	2,936	10.8	4.2	—	—	—	5.3	20.3
Other property level (1)			(0.3)	—	—	—	—	—	(0.3)
Domestic	70	40,197	160.3	156.2	—	—	—	(27.7)	288.8
International	5	1,499	5.0	2.3	—	—	—	—	7.3
All Locations - Nominal US$	75	41,696	$165.3	$158.5	$ —	$ —	$ —	$(27.7)	$296.1
(Severance) reversal at hotel properties			—	—	—	—	—	—	—
All Owned Hotel adjustments (2)			—	—	—	—	—	27.7	27.7
Gain on sale of property and corporate level income/expense			206.7	0.5	46.3	3.9	—	—	257.4
Total	75	41,696	$372.0	$159.0	$46.3	$3.9	$ —	$ —	$581.2

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

14

HOST
HOTELS & RESORTS

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Year-to-Date ended September 30, 2022

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR (1)	Total revenues	Total Revenues per Available Room (2)	Hotel Net Income	Hotel EBITDA (3)
Maui/Oahu	4	2,007	$559.15	76.0%	$424.91	$360.5	$657.89	$95.6	$138.9
Miami	2	1,033	618.23	62.8	388.09	189.0	647.24	55.8	71.6
Jacksonville	1	446	533.33	69.5	370.85	97.4	799.91	29.4	38.7
Florida Gulf Coast	5	1,850	442.56	65.9	291.82	288.2	570.66	69.1	107.1
Orlando	2	2,448	395.30	64.4	254.71	333.2	498.62	76.7	115.0
Phoenix	4	1,822	366.88	69.1	253.45	274.4	551.73	77.9	110.4
Los Angeles/ Orange County	3	1,067	290.28	79.6	231.14	96.6	331.60	13.3	22.9
New York	2	2,486	305.98	68.8	210.55	201.8	297.35	(24.5)	37.1
San Diego	3	3,288	275.85	76.1	209.91	337.9	376.43	77.8	123.5
Austin	2	767	261.29	70.3	183.71	66.9	319.55	13.0	25.5
Philadelphia	2	810	212.19	79.8	169.40	57.2	258.46	9.4	17.0
Washington, D.C. (CBD) (4)	5	3,238	258.02	60.5	156.14	196.8	222.68	32.8	59.2
Chicago	3	1,562	238.34	64.8	154.44	90.6	212.39	8.9	22.8
Seattle	2	1,315	234.51	64.1	150.37	69.8	194.36	5.4	15.6
San Francisco/ San Jose	6	4,162	230.51	63.1	145.43	237.0	208.62	(1.5)	48.1
Boston	2	1,495	246.01	57.4	141.27	76.2	186.74	15.4	27.9
Northern Virginia	2	916	215.60	65.3	140.83	53.0	212.13	6.3	13.4
Atlanta	2	810	181.26	72.2	130.94	45.3	204.64	8.2	14.8
San Antonio	2	1,512	194.11	67.3	130.73	83.4	201.94	12.6	25.3
New Orleans	1	1,333	196.59	65.3	128.42	68.3	187.76	16.5	23.9
Denver	3	1,340	183.44	63.9	117.14	62.0	169.54	13.9	22.1
Houston	5	1,942	180.33	63.4	114.29	83.8	158.00	7.1	22.6
Other	9	2,936	264.87	61.2	162.17	186.9	233.33	36.2	58.7
Other property level (5)						3.8		2.4	2.4
Domestic	72	40,585	296.19	66.6	197.36	3,560.0	320.69	657.7	1,164.5
International	5	1,499	159.59	53.6	85.55	49.4	120.75	8.2	14.9
All Locations - Nominal US$	77	42,084	$292.25	66.2%	$193.38	$3,609.4	$313.58	$665.9	$1,179.4
(Severance) reversal at hotel properties						—		—	(1.7)
All Owned Hotel adjustments (6)						34.5		—	(11.3)
Gain on sale of property and corporate level income/expense						—		(171.9)	(32.4)
Total	77	42,084	—	—	—	$3,643.9	—	$494.0	$1,134.0

(1) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(2) Total Revenues per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.
(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.
(4) CBD refers to the central business district.
(5) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(6) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

15

ALL OWNED HOTEL RESULTS BY LOCATION

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Year-to-Date ended September 30, 2022

Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: All Owned Hotel Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$95.6	$43.2	$ —	$ —	$0.1	$ —	$138.9
Miami	2	1,033	55.8	17.4	—	—	—	(1.6)	71.6
Jacksonville	1	446	29.4	9.3	—	—	—	—	38.7
Florida Gulf Coast	5	1,850	69.1	38.0	—	—	—	—	107.1
Orlando	2	2,448	76.7	38.3	—	—	—	—	115.0
Phoenix	4	1,822	77.9	32.5	—	—	—	—	110.4
Los Angeles/ Orange County	3	1,067	13.3	9.6	—	—	—	—	22.9
New York	2	2,486	(24.5)	47.8	—	—	1.6	12.2	37.1
San Diego	3	3,288	77.8	45.7	—	—	—	—	123.5
Austin	2	767	13.0	9.3	3.2	—	—	—	25.5
Philadelphia	2	810	9.4	7.6	—	—	—	—	17.0
Washington, D.C. (CBD)	5	3,238	32.8	26.4	—	—	—	—	59.2
Chicago	3	1,562	8.9	15.0	—	—	—	(1.1)	22.8
Seattle	2	1,315	5.4	10.2	—	—	—	—	15.6
San Francisco/ San Jose	6	4,162	(1.5)	49.6	—	—	—	—	48.1
Boston	2	1,495	15.4	10.7	—	—	—	1.8	27.9
Northern Virginia	2	916	6.3	7.1	—	—	—	—	13.4
Atlanta	2	810	8.2	6.6	—	—	—	—	14.8
San Antonio	2	1,512	12.6	12.7	—	—	—	—	25.3
New Orleans	1	1,333	16.5	7.4	—	—	—	—	23.9
Denver	3	1,340	13.9	8.2	—	—	—	—	22.1
Houston	5	1,942	7.1	15.5	—	—	—	—	22.6
Other	9	2,936	36.2	22.5	—	—	—	—	58.7
Other property level (1)			2.4	—	—	—	—	—	2.4
Domestic	72	40,585	657.7	490.6	3.2	—	1.7	11.3	1,164.5
International	5	1,499	8.2	6.7	—	—	—	—	14.9
All Locations - Nominal US$	77	42,084	$665.9	$497.3	$3.2	$ —	$1.7	$11.3	$1,179.4
(Severance) reversal at hotel properties			—	—	—	—	(1.7)	—	(1.7)
All Owned Hotel adjustments (2)			—	—	—	—	—	(11.3)	(11.3)
Gain on sale of property and corporate level income/expense			(171.9)	1.1	109.4	29.0	—	—	(32.4)
Total	77	42,084	$494.0	$498.4	$112.6	$29.0	$ —	$ —	$1,134.0

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

16

ALL OWNED HOTEL RESULTS BY LOCATION

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Year-to-Date ended September 30, 2021

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA (1)
Maui/Oahu	4	2,007	$470.97	67.4%	$317.20	$262.3	$480.87	$49.8	$90.8
Miami	2	1,033	555.80	56.4	313.58	146.0	499.04	34.4	51.0
Jacksonville	1	446	506.77	57.8	293.02	71.6	587.76	20.7	29.9
Florida Gulf Coast	5	1,850	416.57	54.8	228.24	214.6	426.68	44.9	77.0
Orlando	2	2,448	398.72	27.3	108.98	131.2	196.25	(22.6)	12.5
Phoenix	4	1,822	301.23	56.5	170.12	171.1	346.53	23.7	57.8
Los Angeles/ Orange County	3	1,067	234.10	50.5	118.33	47.4	162.84	(11.9)	7.5
New York	2	2,486	200.01	34.6	69.19	57.9	85.45	(83.0)	(14.8)
San Diego	3	3,288	218.39	45.3	98.85	139.7	155.68	(16.6)	29.7
Austin	2	767	190.23	51.9	98.76	33.3	159.17	0.7	7.8
Philadelphia	2	810	169.58	58.7	99.52	32.6	147.38	0.4	8.0
Washington, D.C. (CBD)	5	3,238	161.96	42.2	68.41	71.8	81.26	(21.6)	5.3
Chicago	3	1,562	176.19	37.4	65.84	34.8	81.71	(16.4)	(0.9)
Seattle	2	1,315	188.47	27.8	52.43	22.9	63.79	(19.1)	(8.0)
San Francisco/ San Jose	6	4,162	155.78	31.4	48.92	71.9	63.32	(79.7)	(26.2)
Boston	2	1,495	173.03	37.5	64.82	33.0	80.96	(27.3)	0.5
Northern Virginia	2	916	177.75	45.4	80.62	29.6	118.44	(4.7)	4.0
Atlanta	2	810	152.57	54.5	83.14	24.8	112.32	(2.9)	5.3
San Antonio	2	1,512	160.63	40.8	65.54	39.3	95.17	(5.4)	7.3
New Orleans	1	1,333	128.95	37.6	48.51	23.9	65.71	(4.2)	3.4
Denver	3	1,340	149.35	42.1	62.95	29.4	80.24	(5.2)	5.2
Houston	4	1,719	140.32	59.7	83.73	53.0	113.03	(1.0)	12.8
Other	9	2,936	243.29	45.3	110.15	124.9	156.34	(7.6)	33.7
Other property level (2)						3.4		1.1	1.1
Domestic	71	40,362	249.37	44.0	109.63	1,870.4	169.48	(153.5)	400.7
International	5	1,499	85.10	28.0	23.85	14.0	34.15	(9.3)	(2.3)
All Locations - Nominal US$	76	41,861	$245.57	43.4%	$106.56	$1,884.4	$164.64	$(162.8)	$398.4
(Severance) reversal at hotel properties						—		—	4.8
All Owned Hotel adjustments (3)						7.6		—	(62.4)
Gain on sale of property and corporate level income/expense						—		(171.2)	(122.5)
Total	76	41,861	—	—	—	$1,892.0	—	$(334.0)	$218.3

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

17

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

HOST HOTELS & RESORTS

Year-to-Date ended September 30, 2021

Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: All Owned Hotel Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$49.8	$42.5	$ —	$ —	$(1.8)	$0.3	$90.8
Miami	2	1,033	34.4	18.4	—	—	—	(1.8)	51.0
Jacksonville	1	446	20.7	9.2	—	—	—	—	29.9
Florida Gulf Coast	5	1,850	44.9	32.1	—	—	—	—	77.0
Orlando	2	2,448	(22.6)	29.7	—	—	(0.7)	6.1	12.5
Phoenix	4	1,822	23.7	34.1	—	—	—	—	57.8
Los Angeles/ Orange County	3	1,067	(11.9)	17.4	—	—	(0.2)	2.2	7.5
New York	2	2,486	(83.0)	45.3	—	—	(0.4)	23.3	(14.8)
San Diego	3	3,288	(16.6)	46.4	—	—	(0.1)	—	29.7
Austin	2	767	0.7	3.0	—	—	—	4.1	7.8
Philadelphia	2	810	0.4	7.6	—	—	—	—	8.0
Washington, D.C. (CBD)	5	3,238	(21.6)	26.9	—	—	—	—	5.3
Chicago	3	1,562	(16.4)	15.7	—	—	(0.1)	(0.1)	(0.9)
Seattle	2	1,315	(19.1)	11.1	—	—	—	—	(8.0)
San Francisco/ San Jose	6	4,162	(79.7)	53.1	—	—	(0.3)	0.7	(26.2)
Boston	2	1,495	(27.3)	17.8	—	—	(0.9)	10.9	0.5
Northern Virginia	2	916	(4.7)	8.7	—	—	0.2	(0.2)	4.0
Atlanta	2	810	(2.9)	16.7	—	—	—	(8.5)	5.3
San Antonio	2	1,512	(5.4)	12.9	—	—	(0.2)	—	7.3
New Orleans	1	1,333	(4.2)	7.8	—	—	(0.2)	—	3.4
Denver	3	1,340	(5.2)	10.5	—	—	(0.1)	—	5.2
Houston	4	1,719	(1.0)	13.9	—	—	(0.1)	—	12.8
Other	9	2,936	(7.6)	15.8	—	—	0.1	25.4	33.7
Other property level (1)			1.1	—	—	—	—	—	1.1
Domestic	71	40,362	(153.5)	496.6	—	—	(4.8)	62.4	400.7
International	5	1,499	(9.3)	7.0	—	—	—	—	(2.3)
All Locations - Nominal US$	76	41,861	$(162.8)	$503.6	$ —	$ —	$(4.8)	$62.4	$398.4
(Severance) reversal at hotel properties			—	—	—	—	4.8	—	4.8
All Owned Hotel adjustments (2)			—	—	—	—	—	(62.4)	(62.4)
Gain on sale of property and corporate level income/expense			(171.2)	1.3	128.0	(80.6)	—	—	(122.5)
Total	76	41,861	$(334.0)	$504.9	$128.0	$(80.6)	$ —	$ —	$218.3

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

18

HOST HOTELS & RESORTS

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Year-to-Date ended September 30, 2019

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA (1)
Maui/Oahu	4	2,007	$401.92	90.9%	$365.45	$312.6	$577.41	$70.2	$104.5
Miami	2	1,033	356.95	80.6	287.82	136.3	463.01	24.4	45.6
Jacksonville	1	446	383.37	77.2	296.02	79.5	652.91	21.4	28.3
Florida Gulf Coast	5	1,850	340.73	72.8	247.94	255.7	507.99	55.2	81.2
Orlando	2	2,448	285.49	70.7	201.76	275.4	412.06	35.7	76.2
Phoenix	3	1,657	292.22	71.7	209.42	213.2	472.19	39.6	68.2
Los Angeles/ Orange County	3	1,067	262.50	84.7	222.39	97.7	335.37	35.1	24.1
New York	2	2,486	290.81	82.3	239.46	249.7	368.99	14.7	42.8
San Diego	3	3,288	255.81	81.2	207.62	334.3	372.41	70.8	117.6
Austin	2	767	246.64	86.6	213.69	75.8	361.89	—	28.4
Philadelphia	2	810	216.10	85.4	184.46	66.7	301.70	10.5	20.1
Washington, D.C. (CBD)	5	3,238	246.65	83.1	204.99	259.1	293.15	48.9	78.4
Chicago	3	1,562	218.02	77.8	169.55	102.7	243.43	15.1	28.3
Seattle	2	1,315	231.59	84.3	195.17	91.9	256.01	13.3	25.4
San Francisco/ San Jose	6	4,162	284.01	82.2	233.51	366.7	323.40	84.1	124.2
Boston	2	1,495	242.40	83.8	203.01	118.2	289.54	45.0	36.0
Northern Virginia	2	916	220.18	76.5	168.33	66.3	265.16	16.9	18.4
Atlanta	2	810	187.48	84.0	157.49	57.1	258.05	26.9	20.1
San Antonio	2	1,512	183.18	73.0	133.69	80.6	195.06	13.5	21.6
New Orleans	1	1,333	188.24	79.9	150.35	79.8	219.33	20.5	28.5
Denver	3	1,340	175.15	76.3	133.61	71.7	195.92	11.9	24.0
Houston	4	1,719	178.46	72.4	129.22	86.5	184.58	8.9	23.4
Other	9	2,936	193.56	76.5	148.07	178.2	222.10	34.1	48.6
Other property level (2)						3.1		(9.3)	(9.3)
Domestic	70	40,197	258.57	79.6	205.77	3,658.8	333.27	707.4	1,104.6
International	5	1,499	154.30	71.1	109.74	65.1	159.00	11.0	18.6
All Locations - Nominal US$	75	41,696	$255.20	79.3%	$202.32	$3,723.9	$327.00	$718.4	$1,123.2
All Owned Hotel adjustments (3)						411.0		—	86.9
Gain on sale of property and corporate level income/expense						—		132.7	290.0
Total	75	41,696	—	—	—	$4,134.9	—	$851.1	$1,500.1

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

19

ALL OWNED HOTEL RESULTS BY LOCATION

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Year-to-Date ended September 30, 2019

Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: All Owned Hotel Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$70.2	$33.6	$ —	$ —	$ —	$0.7	$104.5
Miami	2	1,033	24.4	15.0	—	—	—	6.2	45.6
Jacksonville	1	446	21.4	6.9	—	—	—	—	28.3
Florida Gulf Coast	5	1,850	55.2	26.0	—	—	—	—	81.2
Orlando	2	2,448	35.7	17.0	—	—	—	23.5	76.2
Phoenix	3	1,657	39.6	38.3	—	—	—	(9.7)	68.2
Los Angeles/ Orange County	3	1,067	35.1	23.3	—	—	—	(34.3)	24.1
New York	2	2,486	14.7	37.0	—	—	—	(8.9)	42.8
San Diego	3	3,288	70.8	59.8	—	—	—	(13.0)	117.6
Austin	2	767	—	—	—	—	—	28.4	28.4
Philadelphia	2	810	10.5	9.6	—	—	—	—	20.1
Washington, D.C. (CBD)	5	3,238	48.9	29.5	—	—	—	—	78.4
Chicago	3	1,562	15.1	19.5	—	—	—	(6.3)	28.3
Seattle	2	1,315	13.3	12.1	—	—	—	—	25.4
San Francisco/ San Jose	6	4,162	84.1	46.9	—	—	—	(6.8)	124.2
Boston	2	1,495	45.0	25.1	—	—	—	(34.1)	36.0
Northern Virginia	2	916	16.9	11.6	—	—	—	(10.1)	18.4
Atlanta	2	810	26.9	14.8	—	—	—	(21.6)	20.1
San Antonio	2	1,512	13.5	8.1	—	—	—	—	21.6
New Orleans	1	1,333	20.5	8.0	—	—	—	—	28.5
Denver	3	1,340	11.9	12.1	—	—	—	—	24.0
Houston	4	1,719	8.9	14.5	—	—	—	—	23.4
Other	9	2,936	34.1	15.4	—	—	—	(0.9)	48.6
Other property level (1)			(9.3)	—	—	—	—	—	(9.3)
Domestic	70	40,197	707.4	484.1	—	—	—	(86.9)	1,104.6
International	5	1,499	11.0	7.6	—	—	—	—	18.6
All Locations - Nominal US$	75	41,696	$718.4	$491.7	$ —	$ —	$ —	$(86.9)	$1,123.2
All Owned Hotel adjustments (2)			—	—	—	—	—	86.9	86.9
Gain on sale of property and corporate level income/expense			132.7	3.3	132.4	21.6	—	—	290.0
Total	75	41,696	$851.1	$495.0	$132.4	$21.6	$ —	$ —	$1,500.1

(1) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(2) All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

20

Overview Property level data Capitalization Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

COMPARATIVE CAPITALIZATION

HOST HOTELS & RESORTS

(IN MILLIONS, EXCEPT SECURITY PRICING AND PER SHARE AMOUNTS)

	As of September 30, 2022	As of June 30, 2022	As of March 31, 2022	As of December 31, 2021	As of September 30, 2021
Shares/Units					
Common shares outstanding	714.9	714.9	714.8	714.1	714.0
Common shares outstanding assuming conversion of OP Units (1)	725.3	725.3	725.2	721.3	721.3
Preferred OP Units outstanding	0.01	0.01	0.01	0.01	0.01
Security pricing					
Common stock at end of quarter (2)	$15.88	$15.68	$19.43	$17.39	$16.33
High during quarter	19.55	21.24	19.93	18.38	17.32
Low during quarter	15.47	15.40	16.57	15.36	14.86
Capitalization					
Market value of common equity (3)	$11,518	$11,373	$14,091	$12,543	$11,779
Consolidated debt	4,214	4,212	4,210	4,891	5,545
Less: Cash	(883)	(699)	(266)	(807)	(1,038)
Consolidated total capitalization	14,849	14,886	18,035	16,627	16,286
Plus: Share of debt in unconsolidated investments	156	143	143	144	142
Pro rata total capitalization	$15,005	$15,029	$18,178	$16,771	$16,428

	Quarter ended September 30, 2022	Quarter ended June 30, 2022	Quarter ended March 31, 2022	Quarter ended December 31, 2021	Quarter ended September 30, 2021
Dividends declared per common share	$0.12	$0.06	$0.03	$0.00	$0.00

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At September 30, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, there were 10.1 million, 10.2 million, 10.2 million, 7.1 million, and 7.1 million in common OP Units, respectively, held by non-controlling interests.

(2) Share prices are the closing price as reported by the NASDAQ.

(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

22

CONSOLIDATED DEBT SUMMARY

HOST HOTELS & RESORTS

(IN MILLIONS)

Debt

Senior debt	**Rate**	**Maturity date**	**September 30, 2022**	**December 31, 2021**
Series E	4%	6/2025	$ 498	$ 498
Series F	4 ½%	2/2026	398	398
Series G	3 ⅞%	4/2024	399	398
Series H	3 ⅜%	12/2029	642	641
Series I	3 ½%	9/2030	736	735
Series J	2.9%	12/2031	440	439
2024 Credit facility term loan	4.4%	1/2024	499	498
2025 Credit facility term loan	4.4%	1/2025	499	499
Credit facility revolver [1]	-	1/2024	(5)	676
			4,106	4,782
Mortgage and other debt				
Mortgage and other debt	4.9%	2/2024 - 11/2027	108	109
Total debt[2][3]			$4,214	$4,891
Percentage of fixed rate debt			76%	66%
Weighted average interest rate			4.1%	3.1%
Weighted average debt maturity			4.8 years	5.1 years
Credit Facility				
Total capacity			$1,500	
Available capacity			1,495	
Assets encumbered by mortgage debt			1	

(1) There are no outstanding credit facility borrowings at September 30, 2022. Amount shown represents deferred financing costs related to the credit facility revolver.

(2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 30, 2022, our share of debt in unconsolidated investments is $156 million and none of our debt is attributable to non-controlling interests.

(3) Total debt as of September 30, 2022 and December 31, 2021 includes net discounts and deferred financing costs of $41 million and $49 million, respectively.

23

Consolidated Debt Maturity as of September 30, 2022 The term loan and revolver under our credit facility that are due in 2024 have extension options that would extend maturity of both instruments to 2025, subject to meeting certain conditions, including payment of a fee. Mortgage and other debt excludes principal amortization of $2 million each year from 2022-2027 for the mortgage loan that matures in 2027.

GROUND LEASE SUMMARY AS OF DECEMBER 31, 2021

HOST HOTELS & RESORTS

	As of December 31, 2021				
	No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options [(1)]
1 Boston Marriott Copley Place	1,144	Public	N/A [(2)]	12/13/2077	12/13/2077
2 Coronado Island Marriott Resort & Spa	300	Public	1,378,850	10/31/2062	10/31/2078
3 Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
4 Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
5 Houston Marriott Medical Center/Museum District	398	Non-Profit	160,000	12/28/2029	12/28/2059
6 Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2083
7 Marina del Rey Marriott	370	Public	1,991,076	3/31/2043	3/31/2043
8 Marriott Downtown at CF Toronto Eaton Centre	461	Non-Profit	395,600	9/20/2082	9/20/2082
9 Marriott Marquis San Diego Marina	1,360	Public	7,650,541	11/30/2061	11/30/2083
10 Newark Liberty International Airport Marriott	591	Public	2,576,119	12/31/2055	12/31/2055
11 Philadelphia Airport Marriott	419	Public	1,309,833	6/29/2045	6/29/2045
12 San Antonio Marriott Rivercenter	1,000	Private	700,000	12/31/2033	12/31/2063
13 San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14 Santa Clara Marriott	766	Private	90,932	11/30/2028	11/30/2058
15 Tampa Airport Marriott	298	Public	1,463,770	12/31/2043	12/31/2043
16 The Ritz-Carlton, Marina del Rey	304	Public	2,078,916	7/29/2067	7/29/2067
17 The Ritz-Carlton, Tysons Corner	398	Private	993,900	6/30/2112	6/30/2112
18 The Westin Cincinnati	456	Public	100,000	6/30/2045	6/30/2075 [(3)]
19 The Westin South Coast Plaza, Costa Mesa	393	Private	178,160	9/30/2025	9/30/2025
Weighted average remaining lease term (assuming all extension options)		52 years			
Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		71%/22%/7%			

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2) All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3) No renewal term in the event the Lessor determines to discontinue use of building as a hotel.

25

PROPERTY TRANSACTIONS

HOST HOTELS & RESORTS

	Disposition Transaction Metrics				
	Sales Price (in millions)	Net income Cap Rate (6)	Cap Rate (4)	Net income multiple (6)	EBITDA multiple (5)
2021-2022 completed sales (1)	$1,420	2.8%	4.5%	35.5x	17.7x

	Acquisition Transaction Metrics at Underwriting				
	Sales Price (in millions)	Net income Cap Rate (6)	Cap Rate (4)	Net income multiple (6)	EBITDA multiple (5)
Hyatt Regency Austin	$161	8.5%	10.0%	11.8x	8.8x
Four Seasons Resort Orlando	$610	3.2%	4.7%	31.6x	16.8x
Ka'anapali golf courses	$28	3.3%	5.3%	30.6x	17.6x
Baker's Cay Resort Key Largo	$200	4.4%	6.2%	23.0x	14.5x
The Laura Hotel	$65	7.6%	9.6%	13.2x	9.2x
Alila Ventana Big Sur	$150	6.9%	9.6%	14.4x	9.3x
The Alida, Savannah	$103	5.0%	7.3%	20.1x	12.1x
Hotel Van Zandt	$242	2.5%	6.9%	39.7x	13.2x
2021 completed acquisitions	$1,559	4.4%	6.6%	22.6x	13.0x
Four Seasons Jackson Hole	$315	4.5%	6.6%	22.4x	13.6x
2021-2022 completed acquisitions (2)	$1,874	4.4%	6.6%	22.6x	13.1x

	Acquired Hotel Metrics - 2022 Forecast (3)				
	Sales Price (in millions)	Net income Cap Rate (6)	Cap Rate (4)	Net income multiple (6)	EBITDA multiple (5)
Hyatt Regency Austin	$161	7.8%	9.9%	12.8x	9.0x
Four Seasons Resort Orlando	$610	9.5%	10.8%	10.5x	8.0x
Ka'anapali golf courses	$28	11.4%	11.8%	8.8x	8.5x
Baker's Cay Resort Key Largo	$200	6.3%	7.8%	16.0x	11.6x
The Laura Hotel	$65	1.2%	3.7%	81.3x	22.4x
Alila Ventana Big Sur	$150	9.2%	11.3%	10.9x	7.9x
The Alida, Savannah	$103	1.9%	4.5%	51.5x	19.1x
Hotel Van Zandt	$242	2.8%	7.0%	35.5x	13.0x
2021 completed acquisitions	$1,559	7.0%	9.1%	14.2x	9.7x
Four Seasons Jackson Hole	$315	4.5%	6.6%	22.4x	13.6x
2021-2022 completed acquisitions	$1,874	6.6%	8.7%	15.1x	10.2x

(1) 2021-2022 dispositions include the sale of ten properties through November 2, 2022. The 2021-2022 dispositions use 2019 full year results as the trailing twelve months is not representative of normalized operations.

(2) 2021-2022 acquisitions include seven properties and two golf courses acquired in 2021 and one property acquired in 2022. The Hyatt Regency Austin, Four Seasons Resort Orlando at Walt Disney World® Resort and Hotel Van Zandt use full year 2019 results. Baker's Cay Resort Key Largo and Alila Ventana Big Sur are based on 2021 forecast operations at acquisition, as the hotels experienced renovation disruption and closures in 2019. The Laura Hotel is based on estimated normalized results, which assumes results are in-line with the 2019 results of comparable Houston properties, as the property was re-opened with a new manager and brand in 2021. The Alida, Savannah is based on estimated normalized 2019 results, adjusting for construction disruption to the surrounding Plant Riverside District and for initial ramp-up of hotel operations. The Four Seasons Resort and Residences Jackson Hole is based on 2022 forecast operations at acquisition. Due to the impact of COVID-19, actual results in 2020 and 2021 are not reflective of normal operations of the hotels. Any forecast incremental increases to net income compared to net income at underwriting would be equal to the incremental increases in Hotel EBITDA.

(3) 2022 forecast as of September 30, 2022.

(4) The cap rate is calculated as the ratio between net operating income (NOI) and the sales price (plus avoided capital expenditures for dispositions). Avoided capital expenditures for 2021-2022 sales represents $345 million of estimated capital expenditure spend requirements for the properties in excess of escrow funding over the next 5 years.

(5) The EBITDA multiple is calculated as the ratio between the sales price (plus avoided capital expenditures for dispositions) and Hotel EBITDA. Avoided capital expenditures for 2021-2022 sales represents $450 million of estimated capital expenditure spend requirements for the properties including escrow funding over the next 5 years.

(6) Net income cap rate is calculated as the ratio between net income and the sales price. Net income multiple is calculated as the ratio between the sales price and Hotel net income. The reconciliations from net income to Hotel EBITDA and NOI appear on the following page.

26

PROPERTY TRANSACTIONS CONT.

HOST HOTELS & RESORTS

The following tables reconcile net income to hotel EBITDA for the 2021-2022 dispositions and acquisitions (in millions, except RevPAR):

Disposition Transaction Metrics

	Total Revenues	RevPAR	Total RevPAR	Hotel Net Income	Plus: Depreciation	Equals: Hotel EBITDA	Renewal & Replacement funding	Hotel Net Operating Income
2021-2022 completed sales	$542.6	$171.18	$242.71	$40.0	$65.4	$105.4	($25.3)	$80.1

Acquisition Transaction Metrics at Underwriting

	Total Revenues	RevPAR	Total RevPAR	Hotel Net Income	Plus: Depreciation/ Interest (1)	Equals: Hotel EBITDA	Renewal & Replacement funding	Hotel Net Operating Income
Hyatt Regency Austin	$52.2	$188.55	$319.37	$13.6	$4.6	$18.2	($2.1)	$16.1
Four Seasons Resort Orlando	$149.6	$561.47	$923.19	$19.3	$16.9	$36.2	($7.5)	$28.7
Ka'anapali golf courses	$9.9	-	-	$0.9	$0.7	$1.6	($0.1)	$1.5
Baker's Cay Resort Key Largo	$33.9	$304.25	$464.38	$8.7	$5.1	$13.8	($1.4)	$12.4
The Laura Hotel	$20.7	$182.35	$254.32	$4.9	$2.1	$7.0	($0.8)	$6.2
Alila Ventana Big Sur	$40.3	$1,319.93	$1,869.98	$10.4	$5.7	$16.1	($1.7)	$14.4
The Alida, Savannah	$25.3	$218.94	$401.44	$5.1	$3.4	$8.5	($1.0)	$7.5
Hotel Van Zandt	$47.7	$244.44	$409.63	$6.1	$12.2	$18.3	($1.5)	$16.8
2021 completed acquisitions	$379.6	$337.12	$557.42	$69.0	$50.7	$119.7	($16.1)	$103.6
Four Seasons Jackson Hole	$81.1	$854.59	$1,433.83	$14.0	$9.2	$23.2	($2.4)	$20.8
2021-2022 completed acquisitions	$460.7	$376.81	$624.65	$83.0	$59.9	$142.9	($18.5)	$124.4

Acquired Hotel Metrics - 2022 Forecast

	Hotel Net Income	Plus: Depreciation/ Interest (1)	Equals: Hotel EBITDA	Renewal & Replacement funding	Hotel Net Operating Income
Hyatt Regency Austin	$12.6	$5.3	$17.9	($1.9)	$16.0
Four Seasons Resort Orlando	$58.0	$18.5	$76.5	($10.7)	$65.8
Ka'anapali golf courses	$3.2	$0.1	$3.3	$0.0	$3.3
Baker's Cay Resort Key Largo	$12.5	$4.7	$17.2	($1.7)	$15.5
The Laura Hotel	$0.8	$2.1	$2.9	($0.5)	$2.4
Alila Ventana Big Sur	$13.8	$5.2	$19.0	($2.0)	$17.0
The Alida, Savannah	$2.0	$3.4	$5.4	($0.8)	$4.6
Hotel Van Zandt	$6.8	$11.8	$18.6	($1.8)	$16.8
2021 completed acquisitions	$109.7	$51.1	$160.8	($19.4)	$141.4
Four Seasons Jackson Hole	$14.0	$9.2	$23.2	($2.4)	$20.8
2021-2022 completed acquisitions	$123.7	$60.3	$184.0	($21.8)	$162.2

(1) Includes interest expense of $4.7 million related to Hotel Van Zandt, all other amounts represent depreciation.

27

HISTORICAL ALL OWNED HOTEL RESULTS

HOST HOTELS & RESORTS

Historical All Owned Hotel Metrics – Hotels Owned as of September 30, 2022 (1) (2)

	Three Months Ended							Full Year	Three Months Ended				Full Year
	March 31, 2022	June 30, 2022	September 30, 2022	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Number of hotels	77	77	77	76	76	76	77	77	75	75	75	75	75
Number of rooms	42,084	42,084	42,084	41,861	41,861	41,861	42,084	42,084	41,696	41,696	41,696	41,696	41,696
All Owned Hotel RevPAR	$167.65	$220.14	$192.06	$72.60	$111.06	$135.28	$151.12	$117.82	$205.50	$212.23	$189.39	$194.83	$200.43
All Owned Hotel occupancy	54.7%	74.0%	69.7%	28.5%	44.9%	56.4%	57.1%	46.8%	76.4%	81.8%	79.5%	75.6%	78.4%
All Owned Hotel ADR	$306.36	$297.66	$275.73	$254.41	$247.22	$239.89	$264.87	$251.51	$268.92	$259.30	$238.14	$257.60	$255.79

Historical All Owned Hotel Revenues – Hotels Owned as of September 30, 2022 (1) (2)

	Three Months Ended							Full Year	Three Months Ended				Full Year
	March 31, 2022	June 30, 2022	September 30, 2022	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Total Revenues	$1,074	$1,381	$1,189	$399	$649	$844	$998	$2,890	$1,390	$1,483	$1,262	$1,334	$5,469
Add: Revenues from asset acquisitions	-	-	-	48	44	23	15	130	104	84	71	82	341
Less: Revenues from asset dispositions	(24)	(9)	(2)	(17)	(37)	(69)	(61)	(184)	(223)	(246)	(201)	(173)	(843)
All Owned Hotel revenues	**$1,050**	**$1,372**	**$1,187**	**$430**	**$656**	**$798**	**$952**	**$2,836**	**$1,271**	**$1,321**	**$1,132**	**$1,243**	**$4,967**

28

HISTORICAL All Owned Hotel RESULTS CONT. Historical All Owned Hotel EBITDA – Hotels Owned as of September 30, 2022 (1) (2) Three Months Ended Full Year Three Months Ended Full Year March 31, 2022 June 30, 2022 September 30, 2022 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 December 31, 2021 March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 December 31, 2019 Net income (loss) $118 $260 $116 $(153) $(61) $(120) $323 $(11) $189 $290 $372 $81 $932 Depreciation and amortization 172 162 164 165 169 263 165 762 170 166 165 175 676 Interest expense 36 37 40 42 43 43 63 191 43 43 46 90 222 Provision (benefit) for income taxes (16) 39 6 (46) (22) (13) (10) (91) 2 16 4 8 30 Gain on sale of property and corporate level income/expense 7 10 15 15 (3) 19 (271) (240) 11 (44) (263) 13 (283) Severance expense (reversal) at hotel properties 2 - - (2) (1) (2) (5) (10) - - - - - All Owned Hotel adjustments 10 1 - 29 25 8 1 63 (15) (44) (28) (17) (104) All Owned Hotel EBITDA(3) $329 $509 $341 $50 $150 $198 $266 $664 $400 $427 $296 $350 $1,473

HISTORICAL ALL OWNED HOTEL RESULTS CONT.

Historical All Owned Hotel Adjusted EBITDA*re* – Hotels Owned as of September 30, 2022 (1) (2)

	Three Months Ended							Full Year	Three Months Ended				Full Year
	March 31, 2022	June 30, 2022	September 30, 2022	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net income (loss)	$118	$260	$116	$(153)	$(61)	$(120)	$323	$(11)	$189	$290	$372	$81	$932
Interest expense	36	37	40	42	43	43	63	191	43	43	46	90	222
Depreciation and amortization	172	162	164	165	169	171	165	670	170	166	159	167	662
Income taxes	(16)	39	6	(46)	(22)	(13)	(10)	(91)	2	16	4	8	30
EBITDA (3)	310	498	326	8	129	81	541	759	404	515	581	346	1,846
Gain on dispositions	(12)	(1)	(5)	-	-	-	(303)	(303)	(2)	(57)	(273)	(2)	(334)
Non-cash impairment expense	-	-	-	-	-	92	-	92	-	-	6	8	14
Equity investment adjustments:	-	-	-										
Equity in (earnings) losses of affiliates	(2)	(2)	1	(9)	(25)	(2)	5	(31)	(5)	(4)	(4)	(1)	(14)
Pro rata EBITDAre of equity investments	10	11	6	6	7	8	4	25	9	6	6	4	26
EBITDA*re* (3)	306	506	328	5	111	179	247	542	406	460	316	355	1,538
Adjustments to EBITDAre:													
Severance expense (reversal) at hotel properties	-	-	-	(2)	(1)	(2)	(5)	(10)	-	-	-	-	-
Gain on property insurance settlement	-	(6)	-	-	-	-	-	-	-	-	(4)	-	(4)
Adjusted EBITDA*re* (3)	306	500	328	3	110	177	242	532	406	460	312	355	1,534
Add: EBITDA from asset acquisitions	-	-	-	9	18	9	6	42	31	22	17	23	93
Less: EBITDA from asset dispositions	10	1	-	20	7	(1)	(5)	21	(46)	(66)	(45)	(40)	(197)
All Owned Hotel Adjusted EBITDA*re* (3)	$316	$501	$328	$32	$135	$185	$243	$595	$391	$416	$284	$338	$1,430

(1) The tables above include All Owned Hotel adjustments for four asset sold in 2022, eight assets acquired in 2021, six properties sold in 2021, one property sold in 2020, 14 properties sold in 2019 and one property acquired in 2019. The results of the Four Seasons Resort and Residences Jackson Hole, which was acquired subsequent to quarter end, are not included above.

(2) All Owned Hotel results represent adjustments for the following items: (i) to remove the results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) to include the results for periods prior to our ownership for hotels acquired as of September 30, 2022. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

(3) EBITDA, EBITDA*re*, Adjusted EBITDA*re*, All Owned Hotel EBITDA, and All Owned Hotel Adjusted EBITDA*re* are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange commission. See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures.

30

Overview Property Level Data Capitalization Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

FINANCIAL COVENANTS: CREDIT FACILITY AND SENIOR NOTES FINANCIAL PERFORMANCE TESTS

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

During the third quarter 2021, we terminated the Credit Facility covenant waiver period prior to its scheduled expiration. We are required to meet the modified phase-in financial covenant thresholds set forth below through the fourth quarter of 2022 and, after that time, will be subject to the original covenant levels in the credit facility prior to amendment:

Maximum Leverage Ratio	8.00x	7.50x	7.25x
	3Q '22	4Q '22	Beyond

Fixed Charge Coverage Ratio	Minimum 1.25x
Unsecured Interest Coverage Ratio	Minimum 1.75x(1)

Covenant ratios are calculated using Host's credit facility and senior notes definitions. See the subsequent pages for a reconciliation of the equivalent GAAP measure. The GAAP ratio is not relevant for the purpose of the financial covenants.

The following tables present the financial performance tests for our credit facility and senior notes:

		At September 30, 2022	
Credit Facility Financial Performance Tests	Permitted	GAAP Ratio	Covenant Ratio
Leverage Ratio	Maximum 8.00x	5.2x	2.4x
Unsecured Interest Coverage Ratio	Minimum 1.75x(1)	4.6x	10.3x
Consolidated Fixed Charge Coverage Ratio	Minimum 1.25x	4.6x	10.7x

		At September 30, 2022	
Bond Compliance Financial Performance Tests	Permitted	GAAP Ratio	Covenant Ratio
Indebtedness Test	Maximum 65%	35%	21%
Secured Indebtedness Test	Maximum 40%	1%	1%
EBITDA-to-interest Coverage ratio	Minimum 1.5x	4.6x	9.6x
Ratio of Unencumbered Assets to Unsecured Indebtedness	Minimum 150%	289%	479%

(1) If the leverage ratio is greater than 7.0x then the unsecured interest coverage ratio minimum becomes 1.50x.

32

Financial covenants: Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio (unaudited, in millions, except ratios) The following table presents the calculation of our leverage ratio as used in the financial covenants of the credit facility: The following presents the reconciliation of debt to net debt per our credit facility definition: (2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDA per our credit facility definition in determining leverage ratio: The following table presents the calculation of our leverage ratio using GAAP measures: GAAP Leverage Ratio Trailing Twelve Months September 30, 2022 Debt $4,214 Net income 817 GAAP Leverage Ratio 5.2x Leverage Ratio per Credit Facility Trailing Twelve Months September 30, 2022 Net debt (1) $3,433 Adjusted Credit Facility EBITDA (2) 1,421 Leverage Ratio 2.4x September 30, 2022 Debt $4,214 Less: Unrestricted cash over $100 million (781) Net debt per credit facility definition $3,433 Trailing Twelve Months September 30, 2022 Net income $817 Interest expense 176 Depreciation and amortization 663 Income taxes 19 EBITDA 1,675 Gain on dispositions (321) Equity in losses of affiliates 2 Pro rata EBITDAre of equity investments 31 EBITDAre 1,387 Severance expense (reversal) at hotel properties (5) Gain on property insurance settlement (6) Adjusted EBITDAre 1,376 Less: Severance expense reversal 5 Pro forma EBITDA - Acquisitions 5 Pro forma EBITDA - Dispositions 4 Restricted stock expense and other non-cash items 25 Non-cash partnership adjustments 6 Adjusted Credit Facility EBITDA 1,421

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio (unaudited, in millions, except ratios) The following tables present the calculation of our unsecured interest coverage ratio using GAAP measures and as used in the financial covenants of the credit facility: (1) The following reconciles Adjusted Credit Facility EBITDA to Unencumbered Consolidated EBITDA per our credit facility definition. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of net income to Adjusted Credit Facility EBITDA: (2) The following reconciles GAAP interest expense to unsecured interest expense per our credit facility definition: GAAP Interest Coverage Ratio Trailing Twelve Months September 30, 2022 Net income $817 Interest expense 176 GAAP Interest Coverage Ratio 4.6x Unsecured Interest Coverage per Credit Facility Ratio Trailing Twelve Months September 30, 2022 Unencumbered consolidated EBITDA per credit facility definition (1) $1,465 Adjusted Credit Facility unsecured interest expense (2) 142 Unsecured Interest Coverage Ratio 10.3x Trailing Twelve Months September 30, 2022 Adjusted Credit Facility EBITDA $1,421 Less: Encumbered EBITDA (18) Corporate overhead 79 Interest income (17) Unencumbered Consolidated EBITDA per credit facility definition $1,465 Trailing Twelve Months September 30, 2022 GAAP Interest expense $176 Interest on secured debt (4) Debt extinguishment costs (23) Deferred financing cost amortization (8) Capitalized interest 8 Pro forma interest adjustments (7) Adjusted Credit Facility Unsecured Interest Expense $142

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio (unaudited, in millions, except ratios) The following tables present the calculation of our GAAP Interest coverage ratio and our fixed charge coverage ratio as used in the financial covenants of the credit facility: (2) The following table calculates the fixed charges per our credit facility definition. See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted unsecured interest expense per our credit facility definition: (1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA: GAAP Fixed Charge Coverage Ratio Trailing Twelve Months September 30, 2022 Net income $817 Interest expense 176 GAAP Fixed Charge Coverage Ratio 4.6x Credit Facility Fixed Charge Coverage Ratio Trailing Twelve Months September 30, 2022 Credit Facility Fixed Charge Coverage Ratio EBITDA (1) $1,194 Fixed charges (2) 112 Credit Facility Fixed Charge Coverage Ratio 10.7x Trailing Twelve Months September 30, 2022 Adjusted Credit Facility EBITDA $1,421 Less: 5% of hotel property gross revenue (226) Less: 3% of revenues from other real estate (1) Credit Facility Fixed Charge Coverage Ratio EBITDA $1,194 Trailing Twelve Months September 30, 2022 Adjusted Credit Facility Unsecured Interest Expense $142 Pro forma interest adjustments for secured debt 1 Interest on secured debt 4 Adjusted Credit Facility Interest Expense $147 Scheduled principal payments 2 Cash taxes on ordinary income (37) Fixed Charges $112

September 30, 2022 Total assets $12,167 Add: Accumulated depreciation 8,575 Add: Prior impairment of assets held 11 Add: Prior inventory impairment at unconsolidated investment 14 Less: Intangibles (9) Less: Right-of-use assets (558) Adjusted Total Assets per Senior Notes Indenture $20,200 Financial Covenants: Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test (unaudited, in millions, except ratios) The following tables present the calculation of our total indebtedness to total assets using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) The following presents the reconciliation of total assets to adjusted total assets per the financial covenants of our senior notes indenture definition: (1) The following reconciles our GAAP total indebtedness to our total indebtedness per our senior notes indenture: GAAP Total Indebtedness to Total Assets September 30, 2022 Debt $4,214 Total assets 12,167 GAAP Total Indebtedness to Total Assets 35% Total Indebtedness to Total Assets per Senior Notes Indenture September 30, 2022 Adjusted indebtedness (1) $4,236 Adjusted total assets (2) 20,200 Total Indebtedness to Total Assets 21%    September 30, 2022 Debt $4,214 Add: Deferred financing costs 25 Less: Mark-to-market on assumed mortgage (3) Adjusted Indebtedness per Senior Notes Indenture $4,236

Financial Covenants: Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test (unaudited, in millions, except ratios) The following table presents the calculation of our secured indebtedness using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) See Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (1) The following presents the reconciliation of mortgage debt to secured indebtedness per the financial covenants of our senior notes indenture definition: GAAP Secured Indebtedness September 30, 2022 Mortgage and other secured debt $108 Total assets 12,167 GAAP Secured Indebtedness to Total Assets 1% Secured Indebtedness per Senior Notes Indenture September 30, 2022 Secured indebtedness (1) $106 Adjusted total assets (2) 20,200 Secured Indebtedness to Total Assets 1% September 30, 2022 Mortgage and other secured debt $108 Add: Deferred financing costs on secured debt 1 Less: Mark-to-market on assumed mortgage (3) Secured Indebtedness $106

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio (unaudited, in millions, except ratios) The following tables present the calculation of our interest coverage ratio using our GAAP measures and as used in the financial covenants of the senior notes indenture: (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2) See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio for the calculation of Adjusted Credit Facility interest expense and reconciliation to GAAP interest expense. GAAP Interest Coverage Ratio Trailing Twelve Months September 30, 2022 Net income $817 Interest expense 176 GAAP Interest Coverage Ratio 4.6x EBITDA to Interest Coverage Ratio Trailing Twelve Months September 30, 2022 Adjusted Credit Facility EBITDA (1) $1,421 Non-controlling interest adjustment 2 Adjusted Senior Notes EBITDA $1,423 Adjusted Credit Facility interest expense (2) 147 Plus: Premium amortization on assumed mortgage 1 Adjusted Senior Notes Interest Expense $148 EBITDA to Interest Coverage Ratio 9.6x

Financial Covenants: Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test (unaudited, in millions, except ratios) The following tables present the calculation of our total assets to total debt using GAAP measures and unencumbered assets to unsecured debt as used in the financial covenants of our senior notes indenture: (1) The following presents the reconciliation of adjusted total assets to unencumbered assets per the financial covenants of our senior notes indenture definition: GAAP Assets / Debt September 30, 2022 Total assets $12,167 Total debt 4,214 GAAP Total Assets / Total Debt 289% September 30, 2022 Adjusted total assets (a) $20,200 Less: Partnership adjustments (138) Less: Prior inventory impairment at unconsolidated investment (14) Less: Encumbered Assets (253) Unencumbered Assets $19,795 Unencumbered Assets / Unsecured Debt per Senior Notes Indenture September 30, 2022 Unencumbered Assets (1) $19,795 Unsecured Debt (2) 4,130 Unencumbered Assets / Unsecured Debt 479% (a) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (2) The following presents the reconciliation of total debt to unsecured debt per the financial covenants of our senior notes indenture definition: September 30, 2022 Total debt $4,214 Deferred financing costs 25 Less: Mark-to-market on assumed mortgage (3) Less: Secured indebtedness (b) (106) Unsecured Debt $4,130 (b) See reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test for the reconciliation of mortgage and other secured debt to senior notes secured indebtedness.

Overview Property level data capitalization Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

All Owned Hotel Operating Statistics and Results To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance (discussed in “Hotel Property Level Operating Results” below). However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results, referred to as "All Owned Hotel", which include the following adjustments: (1) operating results are presented for all consolidated hotels owned as of September 30, 2022, but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of September 30, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Non-GAAP financial measures Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) EBITDA, (ii) EBITDAre and Adjusted EBITDAre, (iii) NOI, (iv) All Owned Hotel Operating Statistics and Results, (v) Credit Facility Financial Performance Tests, and (vi) Senior Notes Financial Performance Tests. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance. EBITDA and NOI Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and EBITDA multiples (calculated as sales price divided by EBITDA) as one measure in determining the value of acquisitions and dispositions and, like Funds From Operations (“FFO”) and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs. Management also uses NOI when calculating capitalization rates (“Cap Rates”) to evaluate acquisitions and dispositions. For a specific hotel, NOI is calculated as the hotel or entity level EBITDA less an estimate for the annual contractual reserve requirements for renewal and replacement expenditures. Cap Rates are calculated as NOI divided by sales price. Management believes using Cap Rates allows for a consistent valuation method in comparing the purchase or sale value of properties. Notes to supplemental financial information

Non-GAAP financial measures (continued) EBITDAre and Adjusted EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim. Notes to supplemental financial information

Non-GAAP financial measures (continued) Limitations on the Use of EBITDA, EBITDAre, Adjusted EBITDAre and NOI EBITDA, EBITDAre, Adjusted EBITDAre, and NOI, as presented, may not be comparable to measures calculated by other companies. We calculate EBITDAre in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre. In addition, although EBITDAre is a useful measure when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted EBITDAre, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures, with the exception of NOI), interest expense (for EBITDA, EBITDAre, Adjusted EBITDAre and NOI purposes only) severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, and NOI presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA, EBITDAre, Adjusted EBITDAre and NOI should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. Similarly, EBITDAre and Adjusted EBITDAre, include adjustments for the pro rata share of our equity investments. Our equity investments consist of interests ranging from 11% to 67% in eight domestic and international partnerships that own a total of 26 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for equity investments may not accurately depict the legal and economic implications of our investments in these entities. Notes to supplemental financial information

Non-GAAP financial measures (continued) Hotel Property Level Operating Results We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a hotel-level basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in “All Owned Hotel Operating Statistics and Results” above. We present All Owned Hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All Owned Hotel results are presented both by location and for the Company’s properties in the aggregate. We eliminate from our hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient. Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. While management believes that presentation of All Owned Hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on All Owned Hotel results in the aggregate. For these reasons, we believe All Owned Hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.   Notes to supplemental financial information

Non-GAAP financial measures (continued) Credit Facility – Leverage, Unsecured Interest Coverage and Consolidated Fixed Charge Coverage Ratios Host’s credit facility contains certain financial covenants, including allowable leverage, unsecured interest coverage and fixed charge ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The unsecured interest coverage ratio is defined as unencumbered Adjusted Credit Facility EBITDA to unsecured consolidated interest expense. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. These calculations are based on pro forma results for the prior four fiscal quarters giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. The credit facility also incorporates by reference the ratio of unencumbered assets to unsecured indebtedness test from our senior notes indentures, calculated in the same manner, and the covenant is discussed below with the senior notes covenants. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. Management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our credit facility and our ability to access the capital markets, in particular debt financing. Senior Notes Indenture – Indebtedness Test, Secured Indebtedness to Total Assets Test, EBITDA-to-Interest Coverage Ratio and Ratio of Unencumbered Assets to Unsecured Indebtedness Host’s senior notes indentures contains certain financial covenants, including allowable indebtedness, secured indebtedness to total assets, EBITDA-to-interest coverage and unencumbered assets to unsecured indebtedness. The indebtedness test is defined as adjusted indebtedness, which includes total debt adjusted for deferred financing costs, divided by adjusted total assets, which includes undepreciated real estate book values (“Adjusted Total Assets”). The secured indebtedness to total assets is defined as secured indebtedness, which includes mortgage debt and finance leases, divided by Adjusted Total Assets. The EBITDA-to-interest coverage ratio is defined as EBITDA as calculated under our senior notes indenture (“Adjusted Senior Notes EBITDA”) to interest expense as defined by our senior notes indenture. The ratio of unencumbered assets to unsecured indebtedness is defined as unencumbered adjusted assets, which includes Adjusted Total Assets less encumbered assets, divided by unsecured debt, which includes the aggregate principal amount of outstanding unsecured indebtedness plus contingent obligations. Under the terms of the senior notes indentures, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. As with the credit facility covenants, management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our senior notes indentures and our ability to access the capital markets, in particular debt financing. Notes to supplemental financial information

Non-GAAP financial measures (continued) Limitations on Credit Facility and Senior Notes Credit Ratios These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. Notes to supplemental financial information